As filed with the Securities and Exchange Commission on May 30, 2018
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Avid Technology, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-2977748
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

75 Network Drive Burlington, Massachusetts	01803
(Address of Principal Executive Offices)	(Zip Code)

Amended and Restated 2014 Stock Incentive Plan
Second Amended and Restated 1996 Employee Stock Purchase Plan
(Full Title of the Plan)

Jason A. Duva, Esq. Senior Vice President, General Counsel and Corporate Secretary Avid Technology, Inc. 75 Network Drive Burlington, Massachusetts 01803 (978) 640-6789	Copy to: David B.H. Martin, Esq. Covington & Burling LLP One CityCenter 850 Tenth St., N.W. Washington, D.C. 20001 (202) 662-6000

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 under the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.01 par value per share	3,650,000 shares (3)	$5.19	$18,943,500	$2,358.47

_______________________

(1)                               In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)                                Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, and based upon the average of the high and low prices of Avid Technology, Inc.’s Common Stock as reported on the Nasdaq Global Select Market on May 25, 2018, which was $5.19 per share.

(3)
Consists of (i) 3,000,000 shares issuable under the registrant’s Amended and Restated 2014 Stock Incentive Plan and (ii) 650,000 shares issuable under the registrant’s Second Amended and Restated 1996 Employee Stock Purchase Plan.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) is being filed for the purpose of registering an additional 3,650,000 shares of common stock, $0.01 par value per share (the “Common Stock”), of Avid Technology, Inc. (the “Company”), of which (i) 3,000,000 shares have been authorized and reserved for issuance under the Avid Technology, Inc. Amended and Restated 2014 Stock Incentive Plan and (ii) 650,000 shares have been authorized and reserved for issuance under the Avid Technology, Inc. Second Amended and Restated 1996 Employee Stock Purchase Plan. Accordingly, the contents of the Company’s registration statements on Form S-8 filed with the SEC on June 12, 2017 (File No. 333-218677) and November 12, 2014 (File No. 333-200139), with respect to the Avid Technology, Inc. Amended and Restated 2014 Stock Incentive Plan, and on July 25, 1996 (File No. 333-08823), July 30, 1998 (File No. 333-60191), July 19, 2000 (File No. 333-41750), January 28, 2003 (File No. 333-102772) and May 27, 2008 (File No. 333-151202), with respect to the Avid Technology, Inc. Second Amended and Restated 1996 Employee Stock Purchase Plan, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

The Company is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). The following documents, which are on file with the Commission, are incorporated in this Registration Statement by reference:

(a)
The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed with the     Commission on March 16, 2018 (File No. 001-36254), including the information specifically incorporated     by reference into the Annual Report on Form 10-K from the Company’s definitive proxy statement for the     2018 Annual Meeting of Stockholders;

(b)
All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal     year covered by the document referred to in (a) above (other than the portions of those documents not     deemed to be filed); and

(c)
The description of Common Stock contained in the Company’s Current Report on Form 8-K filed with the     Commission on November 12, 2014 (File No. 001-36254), including any amendment or report filed for the     purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.           Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Burlington, Massachusetts, on May 30, 2018.

Avid Technology, Inc.

By:	/s/ Brian E. Agle Brian E. Agle Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY AND SIGNATURES
We, the undersigned officers and directors of Avid Technology, Inc., hereby severally constitute and appoint Jeff Rosica, Brian E. Agle and Jason A. Duva, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Avid Technology, Inc. to comply with the provisions of the Securities Act, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Jeff Rosica Jeff Rosica	President and Chief Executive Officer (Principal Executive Officer)	May 30, 2018
/s/ Brian E. Agle Brian E. Agle	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	May 30, 2018
/s/ Ryan H. Murray Ryan H. Murray	Vice President of Finance and Chief Accounting Officer (Principal Accounting Officer)	May 30, 2018
/s/ Peter M. Westley Peter M. Westley	Chair of the Board of Directors	May 30, 2018
/s/ Nancy Hawthorne Nancy Hawthorne	Director	May 30, 2018
/s/ Robert M. Bakish Robert M. Bakish	Director	May 30, 2018
/s/ Paula E. Boggs Paula E Boggs	Director	May 30, 2018
/s/ John P. Wallace John P. Wallace	Director	May 30, 2018
/s/ John H/ Park John H. Park	Director	May 30, 2018
/s/ Daniel B. Silvers Daniel B. Silvers	Director	May 30, 2018

EXHIBIT INDEX

Number	Description
3.1

Certificate of Amendment of the Third Amended and Restated Certificate of Incorporation (incorporated by reference to the Current Report on Form 8-K filed with the Commission on July 27, 2005)(File No. 000-21174)

3.2	Third and Amended Restated Certificate of Incorporation (incorporated by reference to the Quarterly Report on Form 10-Q filed with the Commission on November 14, 2005)(File No. 000-21174)
3.3	Amended and Restated By-Laws, as amended (incorporated by reference to the Current Report on Form 8-K filed with the Commission on March 31, 2017)(File No. 001-36254)
4.1	Specimen Common Stock Certificate (incorporated by reference to the Registration Statement on Form S-1 filed with the Commission on March 11, 1993)(File No. 033-57796)
5.1*	Opinion of Covington & Burling LLP
23.1*	Consent of Covington & Burling LLP (included in Exhibit 5.1)
23.2*	Consent of BDO USA, LLP
23.3*	Consent of Deloitte & Touche LLP
24.1*	Power of Attorney (included on the signature pages of this Registration Statement)
99.1
Avid Technology, Inc. Amended and Restated 2014 Stock Incentive Plan (incorporated by reference to the Definitive Proxy Statement on Schedule 14A filed with the Commission on March 30, 2017)(File No. 001-36254)

99.2
Avid Technology Second Amended and Restated 1996 Employee Stock Purchase Plan (incorporated by reference to Appendix B of the Definitive Proxy Statement on Schedule 14A filed with the Commission on March 28, 2018)(File No. 001-36254)

* Filed herewith